As filed with the Securities and Exchange Commission on October 5, 2007

Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

SIRVA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	52-2070058
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

700 Oakmont Lane

Westmont, Illinois 60559

(630) 570-3000

(Address, including ZIP code, of principal executive offices)

SIRVA, Inc. Amended and Restated Omnibus Stock Incentive Plan

(Full title of the plan)

Eryk J. Spytek

SIRVA, Inc.

Senior Vice President, General Counsel and Secretary

700 Oakmont Lane

Westmont, Illinois 60559

(630) 570-3000

(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.01 par value	7,400,000	$0.67	$4,958,000	$152.21

(1)  Shares to be registered are in addition to the 7,600,000 shares of common stock registered by SIRVA, Inc. on November 25, 2003 (Registration Statement No. 333-110736).  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such indeterminate number of additional shares of common stock that may be offered pursuant to the anti-dilution provisions set forth in the SIRVA, Inc. Amended and Restated Omnibus Stock Incentive Plan.

(2)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, based on the average of the high and low prices of common stock on October 3, 2007, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

On August 23, 2007, the stockholders of SIRVA, Inc. (the “Company”) approved the SIRVA, Inc. Amended and Restated Omnibus Stock Incentive Plan (the “Plan”), which, among other matters, increased the number of shares reserved for issuance under the Plan by an aggregate of 7,400,000 shares.  The purpose of this registration statement is to register such additional shares for issuance under the Plan.

The Company previously filed a registration statement on Form S-8 (Registration No. 333-110736) with the Securities and Exchange Commission on November 25, 2003 (the “Original Registration Statement”) registering 7,600,000 shares of common stock that may be issued under the Plan.  Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.	Description

4.1	SIRVA, Inc. Amended and Restated Omnibus Stock Incentive Plan.

5.1	Opinion of Eryk J. Spytek, Senior Vice President, General Counsel and Secretary.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Eryk J. Spytek (included in Exhibit 5.1).

24.1	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westmont, State of Illinois, on October 5, 2007.

SIRVA, INC.

By:	/s/ Eryk J. Spytek
Name:	Eryk J. Spytek
Title:	Senior Vice President, General
Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated and on the dates indicated.

/s/ Robert W. Tieken	Director, President and Chief Executive Officer	October 5, 2007
Robert W. Tieken	(principal executive officer)

/s/ James J. Bresingham	Acting Chief Financial Officer	October 5, 2007
James J. Bresingham	(principal financial officer)

/s/ Daniel P. Mullin	Chief Accounting Officer	October 5, 2007
Daniel P. Mullin	(principal accounting officer)

/s/ John R. Miller*	Director	October 5, 2007
John R. Miller

/s/ Kelly J. Barlow*	Director	October 5, 2007
Kelly J. Barlow

/s/ Frederic F. Brace*	Director	October 5, 2007
Frederic F. Brace

/s/ Robert J. Dellinger*	Director	October 5, 2007
Robert J. Dellinger

/s/ Thomas E. Ireland*	Director	October 5, 2007
Thomas E. Ireland

/s/ Peter H. Kamin*	Director	October 5, 2007
Peter H. Kamin

/s/ General Sir Jeremy Mackenzie*	Director	October 5, 2007
General Sir Jeremy Mackenzie

/s/ Joseph A. Smialowski*	Director	October 5, 2007
Joseph A. Smialowski

* By:

/s/ Robert W. Tieken
Robert W. Tieken
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

4.1	SIRVA, Inc. Amended and Restated Omnibus Stock Incentive Plan.

5.1	Opinion of Eryk J. Spytek, Senior Vice President, General Counsel and Secretary.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Eryk J. Spytek (included in Exhibit 5.1).

24.1	Power of Attorney.